EXHIBIT 99.1

TTM Technologies, Inc. Reports Third Quarter 2015 Results

COSTA MESA, Calif., Oct. 28, 2015 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board ("PCB") manufacturer, today reported results for the third quarter 2015, which ended September 28, 2015. Results for the period reflect the first full quarter of consolidated results from the acquisition of Viasystems Group, Inc. ("Viasystems"), completed on May 31, 2015.

Third Quarter 2015 Highlights

  Net sales were $652.0 million
  GAAP net loss attributable to stockholders was $2.2 million, or $0.02 per share
  Non-GAAP net income attributable to stockholders was $23.8 million, or $0.24 per diluted share

Third Quarter 2015 Financial Results

Net sales for the third quarter of 2015 were $652.0 million compared to $445.4 million in the second quarter of 2015 and $345.3 million in the third quarter of 2014.

GAAP operating income for the third quarter of 2015 was $23.6 million compared to an operating loss of $7.1 million in the second quarter of 2015 and operating income of $12.3 million in the third quarter of 2014.

GAAP net loss attributable to stockholders for the third quarter of 2015 was $2.2 million, or $0.02 per share. This compares to GAAP net loss of $36.6 million, or $0.41 per share, in the second quarter of 2015 and GAAP net income of $7.7 million, or $0.09 per diluted share, in the third quarter of 2014. The GAAP results were negatively impacted by approximately $12.3 million of expenses related to the acquisition and integration of Viasystems.

On a non-GAAP basis, net income attributable to stockholders for the third quarter of 2015 was $23.8 million, or $0.24 per diluted share. This compares to non-GAAP net income of $14.9 million, or $0.17 per diluted share, for the second quarter of 2015 and $11.0 million, or $0.13 per diluted share, for the third quarter of 2014.

Adjusted EBITDA for the third quarter of 2015 was $87.6 million, or 13.4 percent of net sales, compared to adjusted EBITDA of $59.7 million, or 13.4 percent of net sales, for the second quarter of 2015 and $43.6 million, or 12.6 percent of net sales, for the third quarter of 2014.

"Our strong third quarter operating performance included the first full quarter of contribution from the Viasystems acquisition," said Tom Edman, CEO of TTM. "Revenue was within our guidance range and non-GAAP earnings exceeded expectations. Demand in the aerospace and defense and mobility end markets, in particular, remained strong throughout the quarter."

Mr. Edman continued, "We are pleased with both our organic growth and our continued progress with the integration of Viasystems during the quarter. Shortly after the quarter ended, we announced plans to close three facilities as a part of our global integration plan. We expect the consolidation to improve plant utilization, operational performance and customer focus, and project that these actions will drive us closer to realizing our annualized synergies goal of $55.0 million. We remain focused on ongoing operational excellence and execution across our newly expanded diverse set of end markets and customers."

Business Outlook

For the fourth quarter of 2015, TTM estimates that revenue will be in the range of $640 million to $680 million, and non-GAAP net income will be in the range of $0.21 to $0.27 per diluted share.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2015 results and fourth quarter 2015 outlook on Wednesday, October 28, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may include forward-looking statements.

Telephone access is available by dialing domestic 1-877-876-9176 or international 1-785-424-1667 (ID 319737). The conference call also will be webcast on TTM's website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM's website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM's current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the successful integration of Viasystems, including, the planned plant combinations and closure, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM's products, market pressures on prices of TTM's products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM's dependence upon a small number of customers and other factors set forth in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM's adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM's ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Third Quarter		Second Quarter	First Three Quarters
	2015	2014	2015	2015	2014

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$ 652,005	$ 345,275	$ 445,445	$ 1,426,614	$ 934,805
Cost of goods sold	562,887	296,167	384,255	1,224,747	808,591

Gross profit	89,118	49,108	61,190	201,867	126,214

Operating expenses:
Selling and marketing	17,642	9,033	12,301	39,398	26,993
General and administrative	39,456	25,733	52,009	125,455	70,898
Amortization of definite-lived intangibles	6,421	1,980	3,910	12,205	6,452
Restructuring charges	2,003	49	30	2,512	62
Impairment of long-lived assets	--	--	--	--	1,845
Gain on sale of asset	--	--	--	(2,504)	--
Total operating expenses	65,522	36,795	68,250	177,066	106,250

Operating income (loss)	23,596	12,313	(7,060)	24,801	19,964

Interest expense	(21,002)	(6,018)	(12,778)	(39,545)	(18,139)
Loss on extinguishment of debt	--	--	(802)	(802)	(506)
Other, net	3,998	1,742	681	4,264	(1,532)

Income (loss) before income taxes	6,592	8,037	(19,959)	(11,282)	(213)
Income tax (provision) benefit	(8,730)	(379)	(16,624)	(23,993)	968

Net income (loss)	$ (2,138)	$ 7,658	$ (36,583)	$ (35,275)	$ 755

Net income attributable to noncontrolling interest	(99)	--	(29)	(128)	--
Net income (loss) attributable to stockholders	$ (2,237)	$ 7,658	$ (36,612)	$ (35,403)	$ 755

Earnings (loss) per share attributable to stockholders:
Basic	$ (0.02)	$ 0.09	$ (0.41)	$ (0.39)	$ 0.01
Diluted	$ (0.02)	$ 0.09	$ (0.41)	$ (0.39)	$ 0.01

Weighted-average shares used in computing per share amounts:
Basic	99,128	83,345	88,834	90,522	83,202
Diluted	99,128	84,039	88,834	90,522	83,853

SELECTED BALANCE SHEET DATA
	September 28, 2015	December 29, 2014
Cash and cash equivalents, including restricted cash	$ 150,118	$ 279,042
Accounts and notes receivable, net	485,996	307,933
Inventories	292,831	145,187
Total current assets	980,733	798,123
Property, plant and equipment, net	1,127,774	754,718
Other non-current assets	562,460	48,448
Total assets	2,670,967	1,601,289

Short-term debt, including current portion of long-term debt	$ 89,500	$ 128,045
Accounts payable	342,233	217,326
Total current liabilities	660,018	496,012
Debt, net of discount	1,111,600	374,642
Total long-term liabilities	1,184,920	389,813
Total equity	826,029	715,464
Total liabilities and equity	2,670,967	1,601,289

SUPPLEMENTAL DATA
	Third Quarter		Second Quarter	First Three Quarters
	2015	2014	2015	2015	2014
Gross margin	13.7%	14.2%	13.7%	14.2%	13.5%
Operating margin	3.6%	3.6%	(1.6)%	1.7%	2.1%

End Market Breakdown:
	Third Quarter		Second Quarter
	2015	2014	2015

Aerospace/Defense	14%	15%	15%
Automotive	18%	3%	7%
Cellular Phone	16%	25%	24%
Computing/Storage/Peripherals	14%	13%	11%
Medical/Industrial/Instrumentation	14%	9%	12%
Networking/Communications	22%	32%	26%
Other	2%	3%	5%

Stock-based Compensation:
	Third Quarter		Second Quarter
	2015	2014	2015
Amount included in:
Cost of goods sold	$ 322	$ 207	$ 243
Selling and marketing	294	257	269
General and administrative	2,056	1,490	1,802
Total stock-based compensation expense	$ 2,672	$ 1,954	$ 2,314

Operating Segment Data:
	Third Quarter		Second Quarter
Net sales:	2015	2014	2015
PCB	$ 604,771	$ 328,542	$ 417,901
E-M Solutions	49,658	17,368	28,514
Corporate	--	--	--
Total sales	654,429	345,910	446,415
Inter-segment sales	(2,424)	(635)	(970)
Total net sales	$ 652,005	$ 345,275	$ 445,445

Operating segment income:
PCB	$ 52,191	$ 20,457	$ 30,456
E-M Solutions	(1,729)	642	(110)
Corporate	(20,445)	(6,806)	(33,496)
Total operating segment income (loss)	30,017	14,293	(3,150)
Amortization of definite-lived intangibles	(6,421)	(1,980)	(3,910)
Total operating income (loss)	23,596	12,313	(7,060)
Total other expense	(17,004)	(4,276)	(12,899)
Income (loss) before income taxes	$ 6,592	$ 8,037	$ (19,959)

RECONCILIATIONS[1]
	Third Quarter		Second Quarter	First Three Quarters
	2015	2014	2015	2015	2014
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$ 89,118	$ 49,108	$ 61,190	$ 201,867	$ 126,214
Add back item:
Inventory markup and PP&E step up	8,214	--	7,408	15,622	--
Stock-based compensation	322	207	243	790	669
Non-GAAP gross profit	$ 97,654	$ 49,315	$ 68,841	$ 218,279	$ 126,883
Non-GAAP gross margin	15.0%	14.3%	15.5%	15.3%	13.6%

Non-GAAP operating income reconciliation[3]:
GAAP operating income (loss)	$ 23,596	$ 12,313	$ (7,060)	$ 24,801	$ 19,964
Add back items:
Amortization of definite-lived intangibles	6,421	1,980	3,910	12,205	6,452
Stock-based compensation	2,672	1,954	2,314	7,026	6,053
Gain on sale of asset	--	--	--	(2,504)	--
Acquisition-related costs	2,065	1,632	22,627	32,927	1,632
Inventory markup and PP&E step up	8,214	--	7,408	15,622	--
Impairments and restructuring charges	2,003	49	30	2,512	1,907
Non-GAAP operating income	$ 44,971	$ 17,928	$ 29,229	$ 92,589	$ 36,008
Non-GAAP operating margin	6.9%	5.2%	6.6%	6.5%	3.9%

Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$ (2,237)	$ 7,658	$ (36,612)	$ (35,403)	$ 755
Add back items:
Amortization of definite-lived intangibles	6,421	1,980	3,910	12,205	6,452
Stock-based compensation	2,672	1,954	2,314	7,026	6,053
Non-cash interest expense	4,819	2,548	3,289	10,733	7,580
Gain on sale of asset	--	--	--	(2,504)	--
Acquisition-related costs	2,065	1,632	22,627	32,927	1,632
Inventory markup and PP&E step up	8,214	--	7,408	15,622	--
Impairments, restructuring and other charges	2,003	49	832	3,314	2,413
Income taxes	(122)	(4,810)	11,110	5,622	(8,789)
Non-GAAP net income attributable to stockholders	$ 23,835	$ 11,011	$ 14,878	$ 49,542	$ 16,096
Non-GAAP earnings per diluted share attributable to stockholders	$ 0.24	$ 0.13	$ 0.17	$ 0.54	$ 0.19

Adjusted EBITDA reconciliation[5]:
GAAP net income (loss)	$ (2,138)	$ 7,658	$ (36,583)	$ (35,275)	$ 755
Add back items:
Income tax provision (benefit)	8,730	379	16,624	23,993	(968)
Interest expense	21,002	6,018	12,778	39,545	18,139
Amortization of definite-lived intangibles	6,421	1,980	3,910	12,205	6,452
Depreciation expense	40,091	23,887	29,776	94,403	71,031
Stock-based compensation	2,672	1,954	2,314	7,026	6,053
Gain on sale of asset	--	--	--	(2,504)	--
Acquisition-related costs	2,065	1,632	22,627	32,927	1,632
Inventory markup	6,792	--	7,408	14,200	--
Impairments, restructuring and other charges	2,003	49	832	3,314	2,413
Adjusted EBITDA	$ 87,638	$ 43,557	$ 59,686	$ 189,834	$ 105,507
Adjusted EBITDA margin	13.4%	12.6%	13.4%	13.3%	11.3%

[1] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.
[2] Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense, inventory markup and PP&E step up.
[3] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges.
[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
[5] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.
CONTACT: Todd Schull, CFO
         714-327-3000